Exhibit 99.1

TeleTech Announces Second Quarter 2014 Financial Results

Second Quarter 2014 Results

Revenue was $295.5 Million ($303.2 Million Non-GAAP);

Operating Income was $20.7 Million, 7.0 Percent of Revenue (7.7 Percent Non-GAAP);

Fully Diluted EPS were 34 Cents (33 Cents Non-GAAP);

Signs $110 million in New Business

Denver, Colo., August 11, 2014 — TeleTech Holdings, Inc. (or “Company”), NASDAQ: TTEC, a leading global provider of analytics-driven, technology-enabled customer engagement solutions, today announced financial results for the second quarter ended June 30, 2014. The Company also filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission for the quarter ended June 30, 2014.

“It is an exciting time to be focused on customer experience, customer engagement and customer growth, and our performance reflects it,” commented Ken Tuchman, chairman and chief executive officer of TeleTech. “With strong second quarter bookings, new client wins, and expanded integrated products and services, our growth strategy continues to gain momentum. Furthermore, the announced strategic acquisition of consulting firm rogenSi not only brings essential leadership and change management competencies to our Customer Strategy Services segment, it is an important milestone in the diversity of our CSS segment,” concluded Tuchman.

SECOND QUARTER 2014 FINANCIAL HIGHLIGHTS

Revenue

•                  Second quarter 2014 GAAP revenue was $295.5 million compared to $289.7 million in the second quarter of 2013.

•                  On a constant currency Non-GAAP basis, second quarter 2014 revenue was $303.2 million. This represents a 5.2 percent growth rate over the prior year period, of which approximately 50 percent was organic.

EBITDA

•                  Non-GAAP EBITDA increased 8.4 percent to $39.2 million, or 12.9 percent of adjusted revenue. This compares to $36.2 million or 12.6 percent of revenue in the year—ago quarter.

Investor Contact	Media Contact
Paul Miller	Elizabeth Grice
303.397.8641	303.397.8507

Income from Operations

•                  Second quarter 2014 GAAP income from operations was $20.7 million or 7.0 percent of revenue compared to $19.7 million or 6.8 percent of revenue in the second quarter of 2013.

•                  On a constant currency basis and adjusted for $617 thousand in restructuring charges, income from operations was $23.4 million, representing 7.7 percent of adjusted revenue versus 8.2 percent in the year-ago quarter. Income from operations includes incremental investment in sales, marketing, and research and development.

Earnings Per Share

•                  Second quarter 2014 GAAP fully diluted earnings per share attributable to TeleTech shareholders increased to $0.34 from $0.23 for the same period last year.

•                  Non-GAAP fully diluted earnings per share were $0.33 compared to $0.35 in the prior year period.

Bookings

•                  During the second quarter 2014, TeleTech signed an estimated $110 million in annualized revenue from new and expanded client relationships. The bookings mix was well diversified across all verticals with approximately 92 percent from existing clients, 71 percent in recurring revenue, 36 percent from emerging businesses and 15 percent from international clients.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES, STRATEGIC ACQUISITIONS, AND INVESTMENTS

•                  As of June 30, 2014, TeleTech had cash and cash equivalents of $97.8 million and $106.9 million of total debt, resulting in a net debt position of $9.1 million, due to increased share repurchases, capital expenditures, and acquisition-related payments.

•                  As of June 30, 2014, TeleTech had $596.5 million of additional borrowing capacity available under its revolving credit facility.

•                  Cash flow from operations in the second quarter 2014 was $18.1 million compared to $33.7 million in the second quarter 2013.

•                  Capital expenditures in the second quarter 2014 were $19.4 million compared to $9.6 million in the second quarter 2013.

•                  TeleTech repurchased approximately 666,000 shares of common stock during the second quarter 2014 for a cost of $16.6 million. As of June 30, 2014, $31.9 million was authorized for future share repurchases.

SEGMENT REPORTING

TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  In the second quarter 2014, CMS revenue was $218.7 million compared to $220.6 million in the year-ago quarter. On a constant currency basis, revenue increased 3.1 percent to $226.0 million.

•                  Operating income was $16.5 million or 7.5 percent of revenue, relatively unchanged from the year-ago quarter. Adjusted operating income margin was 8.4 percent reflecting $1.9 million of foreign currency translation and $535 thousand of restructuring charges. This compares to 8.8 percent in the year-ago period.

Customer Growth Services (CGS) — Technology-Enabled Revenue Generation Solutions

•                  CGS second quarter 2014 revenue increased 29 percent to $28.9 million compared to $22.4 million in the year-ago quarter. Income from operations was $1.8 million or 6.3 percent versus a loss of $0.6 million.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS second quarter 2014 revenue was $35.7 million compared to $36.6 million in the year-ago quarter. Income from operations was $1.6 million or 4.5 percent compared to $5.8 million or 15.9 percent in the year-ago quarter.

Customer Strategy Services (CSS) — Customer Experience Strategy and Analytics Solutions

•                  CSS second quarter 2014 revenue increased 22 percent to $12.2 million from $10.0 million in the year-ago quarter. Income from operations increased to $0.7 million or 6.0 percent of revenue from a loss of $2.0 million in the same period last year.

BUSINESS OUTLOOK

“As we continue to invest in our growth strategy, we remain keenly focused on managing the key metrics that drive shareholder value,” explained Regina Paolillo, chief financial and administrative officer of TeleTech. “These metrics include top line growth, return on invested capital, cash flow generation, and earnings per share expansion from increased profitability and stock repurchases,” remarked Paolillo.

TeleTech raises lower end of 2014 revenue guidance, as follows:

Revenue — Revenue estimated from $1.245 to $1.260 billion, reflecting an expected two percent adverse impact from foreign exchange translation.

Operating Margin — Operating margin range estimated between 8.75 and 9.0 percent (before asset impairment, restructuring or acquisition-related charges), but including approximately $10 million investment in sales, and research and development.

Capital Expenditures - Range between $55 and $65 million with 70 percent expected for growth initiatives.

SEC FILINGS

The Company’s filings with the U.S. Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on August 12, 2014 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com.  If you are unable to participate during the live webcast, a replay will be available on the TeleTech website.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Revenue, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read TeleTech’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

ABOUT TELETECH

TeleTech, founded in 1982, is a leading global provider of analytics-driven, technology-enabled customer engagement solutions. The Company offers an integrated platform that combines consulting, technology, care and growth services to simplify and personalize interactions that build deep engagement between people and brands.  This holistic, multichannel approach improves customer satisfaction, increases customer loyalty and drives long-term profitability and growth. From strategic consulting to operational execution, TeleTech’s 40,000 employees speaking over 50 languages deliver results for Global 1000 clients in the automotive, communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community Foundation, the Company leverages its innovative leadership to ensure that students in underserved communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

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TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenue	$295,490	$289,692	$597,711	$578,075

Operating Expenses:
Cost of services	212,315	208,809	426,102	417,041
Selling, general and administrative	47,802	46,168	98,169	91,915
Depreciation and amortization	14,089	11,263	27,259	21,818
Restructuring charges, net	617	2,572	1,157	3,423
Impairment losses	—	1,205	—	1,205
Total operating expenses	274,823	270,017	552,687	535,402

Income From Operations	20,667	19,675	45,024	42,673

Other income (expense)	2,880	(3,099)	2,702	(5,103)

Income Before Income Taxes	23,547	16,576	47,726	37,570

Provision for income taxes	(5,417)	(3,854)	(8,293)	(6,245)

Net Income	18,130	12,722	39,433	31,325

Net income attributable to noncontrolling interest	(1,268)	(407)	(2,353)	(1,049)

Net Income Attributable to TeleTech Stockholders	$16,862	$12,315	$37,080	$30,276

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.34	$0.24	$0.75	$0.58

Diluted	$0.34	$0.23	$0.73	$0.57

Income From Operations Margin	7.0%	6.8%	7.5%	7.4%
Net Income Attributable to TeleTech Stockholders Margin	5.7%	4.3%	6.2%	5.2%
Effective Tax Rate	23.0%	23.3%	17.4%	16.6%

Weighted Average Shares Outstanding
Basic	49,351	51,861	49,696	52,104
Diluted	50,111	52,628	50,536	52,912

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenue:
Customer Management Services	$218,683	$220,641	$446,607	$443,223
Customer Growth Services	28,875	22,399	57,780	45,255
Customer Technology Services	35,737	36,644	68,513	70,206
Customer Strategy Services	12,195	10,008	24,811	19,391
Total	$295,490	$289,692	$597,711	$578,075

Income From Operations:
Customer Management Services	$16,493	$16,465	$37,316	$37,196
Customer Growth Services	1,831	(620)	3,601	656
Customer Technology Services	1,616	5,819	1,927	8,717
Customer Strategy Services	727	(1,989)	2,180	(3,896)
Total	$20,667	$19,675	$45,024	$42,673

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2014	2013
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$97,778	$158,017
Accounts receivable, net	251,436	236,099
Other current assets	82,067	75,435
Total current assets	431,281	469,551

Property and equipment, net	141,381	126,719
Other assets	243,975	246,072

Total assets	$816,637	$842,342

LIABILITIES AND EQUITY
Total current liabilities	$161,905	$190,787
Other long-term liabilities	162,950	175,564
Mandatorily redeemable noncontrolling interest	3,274	2,509
Total equity	488,508	473,482

Total liabilities and equity	$816,637	$842,342

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

Reconciliation of Revenue:

Revenue	$295,490	$289,692	$597,711	$578,075
Changes due to foreign currency fluctuations	7,731	(1,345)	21,384	(2,937)
Non-GAAP Revenue	$303,221	$288,347	$619,095	$575,138

Reconciliation of Gross Margin:

Non-GAAP Revenue	$303,221	$288,347	$619,095	$575,138
Cost of services	212,315	208,809	426,102	417,041
Adjustments related to Non-GAAP revenue adjustments	5,601	(1,623)	15,419	(3,170)
Non-GAAP Gross margin	$85,305	$81,161	$177,574	$161,267

NON-GAAP Gross margin percentage	28.1%	28.1%	28.7%	28.0%

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$16,862	$12,315	$37,080	$30,276
Interest income	(492)	(575)	(1,003)	(1,244)
Interest expense	1,861	1,903	3,551	3,768
Provision for income taxes	5,417	3,854	8,293	6,245
EBIT	$23,648	$17,497	$47,921	$39,045

Depreciation and amortization	14,089	11,263	27,259	21,818

EBITDA	$37,737	$28,760	$75,180	$60,863

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$18,130	$12,722	$39,433	$31,325
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	14,089	11,263	27,259	21,818
Other	(14,126)	9,732	(35,062)	(12,932)
Net cash provided by operating activities	18,093	33,717	31,630	40,211

Less - Total Capital Expenditures	19,388	9,555	34,483	13,660

Free Cash Flow	$(1,295)	$24,162	$(2,853)	$26,551

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$20,667	$19,675	$45,024	$42,673
Restructuring charges, net	617	2,572	1,157	3,423
Impairment losses	—	1,205	—	1,205
Net effect of foreign currency fluctuations	2,130	278	5,965	233

Non-GAAP Income from Operations	$23,414	$23,730	$52,146	$47,534

Non-GAAP Income from Operations Margin	7.7%	8.2%	8.4%	8.3%

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$16,862	$12,315	$37,080	$30,276
Add: Asset impairment and restructuring charges, net of related taxes	399	2,527	746	3,116
Add: Deconsolidation of subsidiary	—	3,556	—	3,556
Add: Changes in acquisition contingent consideration, net of related taxes	(2,416)	—	(2,416)	—
Add: Net effect of foreign currency fluctuations, net of related taxes	1,657	143	4,123	104
Add: Changes in valuation allowance and returns to provision adjustments	196	(330)	(1,777)	(1,608)

Non-GAAP Net Income Attributable to TeleTech stockholders	$16,698	$18,211	$37,756	$35,444

Diluted shares outstanding	50,111	52,628	50,536	52,912

Non-GAAP EPS Attributable to TeleTech stockholders	$0.33	$0.35	$0.75	$0.67

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$16,862	$12,315	$37,080	$30,276
Interest income	(492)	(575)	(1,003)	(1,244)
Interest expense	1,861	1,903	3,551	3,768
Provision for income taxes	5,417	3,854	8,293	6,245
Depreciation and amortization	14,089	11,263	27,259	21,818
Asset impairment and restructuring charges	617	3,777	1,157	4,628
Net effect of foreign currency fluctuations	2,130	278	5,965	233
Changes in acquisition contingent consideration	(3,961)	—	(3,961)	—
Equity-based compensation expenses	2,720	3,386	5,880	6,577

Non-GAAP EBITDA	$39,243	$36,201	$84,221	$72,301